EXHIBIT 99.1

Stillwater Mining Company Reports Third Quarter 2016 Results

LITTLETON, Colo., Oct. 28, 2016 (GLOBE NEWSWIRE) -- Stillwater Mining Company (NYSE:SWC) today reported financial results for the quarter ended September 30, 2016.

Third Quarter 2016 Highlights:

  Continued positive safety performance, with a reportable incidence rate decrease of 13.2% compared to the third quarter of 2015
  PGM mined sales of 131,800 ounces, an increase of 12.4% from 117,300 ounces sold during the third quarter of 2015
  Costs of metals sold of $498 per PGM mined ounce, down 15.3% from $588 per PGM mined ounce for the third quarter of 2015
  PGM mined production of 138,800 ounces, an increase of 8.4% from 128,100 PGM mined ounces during the third quarter of 2015
  All-in sustaining costs (AISC)* of $624 per PGM mined ounce produced, down 7.8% from $677 per PGM mined ounce for the third quarter of 2015
  Processed 175,000 ounces of recycled palladium, platinum and rhodium; an increase of 8.7% over 161,000 ounces recycled during the third quarter of 2015 and a Company record
  Cash and cash equivalents plus highly liquid investments of $439.4 million at quarter end, after funding a $22.4 million increase of recycling working capital and all capital deployed during the third quarter of 2016
  Consolidated net income attributable to common stockholders of $12.6 million or $0.10 per diluted share, compared to a consolidated net loss attributable to common stockholders of $11.9 million or $0.10 per diluted share for the third quarter of 2015, reflecting cost reductions and an increase in sales price per PGM mined ounce to $764 from $693 realized for the third quarter of 2015

Commenting on the third quarter 2016 results, Mick McMullen, the Company’s President and Chief Executive Officer stated, “The third quarter 2016 results demonstrate that Stillwater Mining Company continues to deliver on operational plans and stated objectives. Our efforts to grow the recycling business have been successful as we processed 175,000 ounces of recycled PGMs during the third quarter of 2016, which was a Company record. Mined production and costs were in-line with our expectations. Based on our year-to-date results and future outlook, we remain confident in our ability to achieve the improved full-year guidance targets provided last quarter.

"In addition to the many operational improvements made throughout the organization, our safety performance has continued on a record pace. The safety incidence rate for the third quarter of 2016 decreased by 13.2% compared to the third quarter of 2015. Even more impressive, our safety incidence rate through the first nine months of 2016 is less than the record low rate achieved last year.

"The Company remains focused on Blitz, our primary growth project. The progress on the two critical path items to first production, the 56 East development heading and the 53 East decline is ahead of plan. In addition, considerable engineering work has been updated on the Blitz project. This new work has driven a substantial increase to the scope of the project with relatively minimal additional costs. As a result of the new work performed, the project now incorporates the lower Blitz area. We now anticipate that Blitz will add between 270,000 and 330,000 ounces of mine production annually when fully ramped up by 2021-2022. This is anticipated to be all incremental production for at least the first decade of the Blitz production phase. Costs for the project are expected to increase to approximately $250 million from the previous $205 million estimate, which we consider to be a small escalation given the much expanded scope of the project and the acceleration of the production profile. Additional capital will be required for expansion of the Stillwater Mine concentrator to treat the increased ore tonnage and the related work is currently underway.

Mr. McMullen concluded, “The third quarter provides another data point for the evaluation of the progress we are making at Stillwater. As the business continues to evolve, we have consistently reached our performance targets, while achieving record safety results. I believe we have successfully established a foundation of financial discipline and focus on continuous operational improvement that will allow our shareholders to benefit from the world-class mining and processing assets we possess along with robust PGM market fundamentals. I would like to thank our team for the hard work to achieve the success Stillwater has experienced to date and the continued efforts for future progress."

2016 Full-Year Guidance:

Following a review of the third quarter 2016 results and forecasts for the remainder of the year, guidance for the full-year 2016 is unchanged as detailed in the table below.

Current 2016 Guidance
Sales of PGM Mined Ounces	545,000 - 555,000
Total Costs of Metals Sold per PGM Mined Ounce(1)	$495 - $520
PGM Mined Production Ounces	535,000 - 545,000
Total Cash Costs per PGM Mined Ounce (net of by-product and recycling credits)*	$430 - $455
All-In Sustaining Costs per PGM Mined Ounce Produced*	$595 - $635
General and Administrative (millions)	$30 - $40
Exploration (millions)(2)	$8 - $11
Sustaining Capital Expenditures (millions)	$50 - $60
Project Capital Expenditures (millions)(3)	$40 - $45
Total Capital Expenditures (millions)(3)	$90 - $105
(1) Total costs of metals sold from mine production divided by PGM mined ounces sold.
(2) Exploration includes expenses for Marathon, Altar and Montana operations.
(3) Excludes project capitalized interest and project capitalized depreciation.

Third Quarter 2016 Results:

For the third quarter of 2016, the Company reported consolidated net income attributable to common stockholders of $12.6 million, or $0.10 per diluted share, compared to a consolidated net loss attributable to common stockholders of $11.9 million, or $0.10 per diluted share for the third quarter of 2015. The third quarter of 2016 was positively impacted by cost reductions, an increase in realized metal prices and higher mined sales volumes compared to the third quarter of 2015.

PGM Mine Production Comparison:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Produced ounces)	2016	2015	2016	2015
Palladium	64,300	59,300	189,900	183,000
Platinum	19,700	17,700	58,100	54,500
Stillwater Mine Total	84,000	77,000	248,000	237,500

Palladium	42,600	39,700	128,500	117,500
Platinum	12,200	11,400	36,700	33,400
East Boulder Mine Total	54,800	51,100	165,200	150,900

Palladium	106,900	99,000	318,400	300,500
Platinum	31,900	29,100	94,800	87,900
Total	138,800	128,100	413,200	388,400

Mine production revenues (including proceeds from the sale of by-products) totaled $106.9 million in the third quarter of 2016, an increase from $86.4 million for the third quarter of 2015. The combined average realized price for the sales of mined palladium and platinum increased for the third quarter of 2016 to $764 per ounce, compared to $693 per ounce realized in the third quarter of 2015. The total quantity of mined palladium and platinum sold in the third quarter of 2016 was 131,800 ounces compared to 117,300 ounces sold in the third quarter of 2015.

Total costs of metals sold from PGM mined production decreased to $65.6 million in the third quarter of 2016 from $69.0 million in the third quarter of 2015.

Recycling Activity Comparison:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Average tons of catalyst fed per day	25.1	22.7	24.8	21.9
Tons processed	2,308	2,087	6,760	5,987
Tons tolled	546	794	2,241	2,420
Tons purchased	1,762	1,293	4,519	3,567
PGM ounces fed	175,000	161,000	499,100	421,300
PGM ounces sold	117,600	88,800	266,200	231,500
PGM tolled ounces returned	49,900	73,700	196,500	150,300

Total recycled PGM ounces fed to the smelter of 175,000 for the third quarter of 2016 was a Company record and an increase of 8.7% from the third quarter of 2015. The recycling business segment continued to experience a shift from tolled to purchased material in the third quarter of 2016.

PGM recycling revenues totaled $89.6 million for the 2016 third quarter, an increase from $82.0 million in the same period of 2015. The Company's combined average realized price for sales of recycled palladium, platinum and rhodium decreased to $742 per ounce in the third quarter of 2016 compared to $881 per ounce in the third quarter of 2015. Recycling sales volumes for the third quarter of 2016 increased to 117,600 ounces from 88,800 ounces sold in the third quarter of 2015. In conjunction, tolled ounces returned to customers decreased to 49,900 ounces for the third quarter of 2016 from 73,700 ounces in the third quarter of 2015.

PGM recycling costs of metals sold totaled $86.2 million in the third quarter of 2016, an increase from $78.9 million in the third quarter of 2015. A majority of the costs of metals sold from recycling in each period is attributable to the acquisition cost of purchasing recyclable materials for the Company's own account; therefore, the aggregate costs of metals sold from the PGM Recycling segment is driven by the volume and the value of the PGMs in the materials purchased by the Company.

General and administrative costs were $8.7 million in the third quarter of 2016, compared to $8.9 million incurred during the same period of 2015.

Costs of Metals Sold Per PGM Mined Ounce:

Costs of metals sold per PGM mined ounce totaled $498 for the third quarter of 2016, a decrease from $588 recorded for the third quarter of 2015. Cost improvement initiatives and reduced labor costs contributed to the lower costs of metals sold per PGM mined ounce result.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Costs of Metals Sold Per PGM Mined Ounce
Combined Montana Mining Operations	2016	2015	2016	2015
Costs of metals sold per PGM mined ounce	$498	$588	$503	$593

All-In Sustaining Costs Per PGM Mined Ounce Produced:

AISC* per PGM mined ounce produced totaled $624 for the third quarter of 2016, a decrease from $677 recorded for the same period of 2015. Reductions in cash costs and sustaining capital contributed to the lower AISC result.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
All-In Sustaining Costs Per PGM Mined Ounce
Combined Montana Mining Operations	2016	2015	2016	2015
Total combined cash costs per PGM mined ounce, net of by-product and recycling credits *	$434	$465	$433	$511
PGM Recycling income credit per mined ounce	28	25	21	19
Corporate general and administrative costs (before Depreciation, Depletion and Amortization	58	66	57	67
Capital outlay to sustain production at the Montana operating mines	104	121	98	145
All-In Sustaining Costs per PGM mined ounce*	$624	$677	$609	$742

Cash Costs Per PGM Mined Ounce:

Total combined cash costs per PGM mined ounce (net of by-product and recycling credits)* totaled $434 per ounce for the third quarter of 2016, a significant reduction from $465 per ounce for the third quarter of 2015.

The table below illustrates the effect of applying the by-product and PGM Recycling segment credits to the total cash costs per PGM mined ounce for the Montana mining operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Combined Montana Mining Operations	2016	2015	2016	2015
Total combined cash costs per PGM mined ounce, before by-product and recycling credits *	$506	$529	$496	$578
Less: By-product revenue credit per mined ounce	44	39	42	48
Less: PGM Recycling income credit per mined ounce	28	25	21	19
Total combined cash costs per PGM mined ounce, net of by-product and recycling credits *	$434	$465	$433	$511

*These are non-GAAP financial measures. For a full description and reconciliation of these and other non-GAAP financial measures to GAAP financial measures, see Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures and Reconciliation of Total Cash Costs Guidance and AISC Guidance below.

Cash Flow and Liquidity:

At September 30, 2016, the Company’s cash and cash equivalents balance was $113.0 million, compared to $147.3 million at December 31, 2015. The Company’s cash and cash equivalents plus highly liquid investments totaled $439.4 million at September 30, 2016 (including $18.5 million of investments which have been reserved as collateral on letters of credit), compared to $463.8 million at December 31, 2015. Net working capital increased to $532.9 million at September 30, 2016, compared to $523.0 million at December 31, 2015.

Net cash provided by operating activities (which includes changes in working capital) totaled $38.2 million for the nine months ended September 30, 2016, compared to $75.7 million for the same period in 2015. Cash capital expenditures were $62.0 million for the nine months ended September 30, 2016, compared to $83.4 million in the same period in 2015.

Outstanding total balance sheet debt reported at September 30, 2016, was approximately $269.1 million, an increase from $255.8 million at December 31, 2015. The Company’s debt balance at September 30, 2016, included approximately $268.6 million of 1.75% convertible debentures (net of unamortized discount of approximately $63.5 million and $3.2 million of deferred debt issuance costs) and $0.5 million of 1.875% convertible debentures. The change in debt balance is a result of the accretion of the discount on the Company's outstanding 1.75% convertible debentures.

2016 Third Quarter Results Webcast and Conference Call:

Stillwater Mining Company will conduct a conference call to discuss third quarter 2016 results at 12:00 noon Eastern Daylight Time on Friday, October 28, 2016.

Dial-In Numbers:	United States:	(877) 407-8037
	International:	(201) 689-8037

A simultaneous webcast of the conference call and related presentation materials will be accessible in the Investor Relations section of the Company's website at: www.stillwatermining.com.

A telephone replay of the call will be available for one week following the event. The replay dial-in numbers are (877) 660-6853 (U.S.) and (201) 612-7415 (International), access code 13631292. The call transcript will be archived in the Investor Relations section of the Company's website.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of platinum group metals (PGMs) and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. The Company is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. The Company also recycles PGMs from spent catalytic converters and other industrial sources. The Company owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. The Company’s shares are traded on the New York Stock Exchange under the symbol "SWC". Information about the Company can be found at its website: www.stillwatermining.com.

Cautionary Note Concerning Forward-Looking Statements

Some statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially from management's expectations. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “predicts,” “should,” “will,” “may” or similar expressions. Such statements also include, but are not limited to, comments regarding continuing to deliver on operational plans and stated objectives; successful efforts to grow the recycling business; remaining confident in ability to achieve full-year guidance targets; increasing the scope of the Blitz project with relatively minimal additional costs; anticipation that the Blitz project with add between 270,000 and 330,000 ounces of mine production when fully ramped up by 2021-2022; anticipation that new production from Blitz will be incremental for at least the first decade of the Blitz production phase; costs for the Blitz project increasing to $250 million; additional capital required for the expansion of the Stillwater Mine concentrator; a foundation of financial discipline and operational improvement that will allow shareholders to benefit from the Company’s world-class mining and processing assets along with robust PGM market fundamentals; 2016 guidance for sales of mined ounces, total costs of metals sold per PGM mined ounce, PGM mined production ounces, total cash costs per PGM mined ounce (net of credits), all-in sustaining costs per PGM mined ounce, general and administrative costs, exploration expenditures and capital expenditures; and the usefulness of non-GAAP financial measures. The forward-looking statements in this release are based on assumptions and analyses made by management in light of experience and perception of historical trends, current conditions, expected future developments, and other factors that are deemed appropriate. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2016. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The forward-looking statements herein speak only as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

Stillwater Mining Company
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2016	2015	2016	2015
REVENUES
Mine Production	$106,926	$86,359	$299,123	$331,065
PGM Recycling	89,591	81,982	196,515	222,980
Other	100	100	300	300
Total revenues	196,617	168,441	495,938	554,345
COSTS AND EXPENSES
Costs of metals sold
Mine Production	65,580	69,004	208,612	229,676
PGM Recycling	86,178	78,928	188,712	216,074
Total costs of metals sold (excludes depletion, depreciation and amortization)	151,758	147,932	397,324	445,750
Depletion, depreciation and amortization
Mine Production	17,587	15,132	55,173	48,943
PGM Recycling	184	230	569	738
Total depletion, depreciation and amortization	17,771	15,362	55,742	49,681
Total costs of revenues	169,529	163,294	453,066	495,431
Exploration	499	827	4,934	2,667
Reorganization	—	1,658	—	1,658
General and administrative	8,692	8,911	25,300	27,652
Gain on sale of long-term investments	(196)	—	(678)	—
Impairment of non-producing mineral properties	—	—	—	46,772
Loss on long-term investments	—	151	—	204
Loss (gain) on disposal of property, plant and equipment	82	(219)	(72)	(216)
Total costs and expenses	178,606	174,622	482,550	574,168
OPERATING INCOME (LOSS)	18,011	(6,181)	13,388	(19,823)
OTHER INCOME (EXPENSE)
Other	9	17	95	918
Loss on extinguishment of debt, net	—	(4,010)	—	(4,010)
Interest income	1,213	766	2,883	2,192
Interest expense, net of capitalized interest	(3,958)	(5,097)	(12,207)	(15,713)
Foreign currency transaction gain, net	466	12	1,660	149
INCOME (LOSS) BEFORE INCOME TAX (PROVISION) BENEFIT	15,741	(14,493)	5,819	(36,287)
Income tax (provision) benefit	(3,142)	2,464	(2,367)	8,127
NET INCOME (LOSS)	$12,599	$(12,029)	$3,452	$(28,160)
Net loss attributable to noncontrolling interest	—	(151)	—	(11,808)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$12,599	$(11,878)	$3,452	$(16,352)
Other comprehensive income, net of tax
Net unrealized (loss) gain on investments available-for-sale and deferred compensation	(193)	(34)	337	149
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$12,406	$(11,912)	$3,789	$(16,203)
Comprehensive loss attributable to noncontrolling interest	—	(151)	—	(11,808)
TOTAL COMPREHENSIVE INCOME (LOSS)	$12,406	$(12,063)	$3,789	$(28,011)
Weighted average shares of common stock outstanding
Basic	121,077	120,960	121,069	120,746
Diluted	121,634	120,960	121,438	120,746
Basic income (loss) per share attributable to common stockholders	$0.10	$(0.10)	$0.03	$(0.14)
Diluted income (loss) per share attributable to common stockholders	$0.10	$(0.10)	$0.03	$(0.14)

Stillwater Mining Company
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(In thousands, except per share data)	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$112,967	$147,336
Investments, at fair value	326,445	316,429
Inventories	140,781	102,072
Trade receivables	1,404	800
Prepaid expenses	4,626	2,821
Other current assets	21,240	21,628
Total current assets	607,463	591,086
Mineral properties	112,480	112,480
Mine development, net	480,266	460,751
Property, plant and equipment, net	103,223	109,957
Other noncurrent assets	4,478	4,115
Total assets	$1,307,910	$1,278,389
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,202	$18,205
Accrued compensation and benefits	30,431	30,046
Property, production and franchise taxes payable	12,406	13,907
Current portion of long-term debt and capital lease obligations	—	657
Income taxes payable	647	—
Other current liabilities	6,910	5,286
Total current liabilities	74,596	68,101
Long-term debt	269,059	255,099
Deferred income taxes	19,390	22,761
Accrued workers compensation	6,420	6,070
Asset retirement obligation	11,376	11,027
Other noncurrent liabilities	11,351	6,102
Total liabilities	392,192	369,160
EQUITY
Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized; 121,078,216 and 121,049,471 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,211	1,210
Paid-in capital	1,101,982	1,099,283
Accumulated deficit	(187,615)	(191,067)
Accumulated other comprehensive income (loss)	140	(197)
Total equity	915,718	909,229
Total liabilities and equity	$1,307,910	$1,278,389

Stillwater Mining Company
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,452	$(28,160)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	55,742	49,681
Gain on sale of long-term investment	(678)	—
Loss on long-term investments	—	204
Loss on extinguishment of debt, net	—	4,010
Impairment of non-producing mineral properties	—	46,772
Amortization / accretion of investment premium / discount	1,772	1,688
Gain on disposal of property, plant and equipment	(72)	(216)
Foreign currency transaction gain, net	(1,660)	(149)
Deferred income taxes	(2,103)	(12,192)
Accretion of asset retirement obligation	637	589
Amortization of deferred debt issuance costs	662	1,665
Accretion of convertible debenture debt discount	13,297	12,985
Share based compensation and other benefits	2,744	9,489
Non-cash capitalized interest	(4,334)	(2,809)
Changes in operating assets and liabilities:
Inventories	(39,067)	2,280
Trade receivables	(604)	554
Prepaid expenses	(1,805)	(1,674)
Accounts payable	3,048	413
Accrued compensation and benefits	385	(62)
Property, production and franchise taxes payable	1,195	170
Income taxes payable	648	—
Accrued workers compensation	350	32
Other operating assets	351	(7,607)
Other operating liabilities	4,196	(1,982)
NET CASH PROVIDED BY OPERATING ACTIVITIES	38,156	75,681
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(61,980)	(83,386)
Proceeds from sale of long-term investment	1,099	—
Proceeds from disposal of property, plant and equipment	162	387
Purchases of investments	(234,269)	(230,392)
Proceeds from maturities and sales of investments	223,095	153,902
NET CASH USED IN INVESTING ACTIVITIES	(71,893)	(159,489)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on debt and capital lease obligations	(658)	(62,582)
Proceeds from issuance of common stock	26	60
NET CASH USED IN FINANCING ACTIVITIES	(632)	(62,522)
CASH AND CASH EQUIVALENTS
Net decrease	(34,369)	(146,330)
Balance at beginning of period	147,336	280,286
BALANCE AT END OF PERIOD	$112,967	$133,956

Stillwater Mining Company
Key Operating Factors
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except where noted)	2016	2015	2016	2015
OPERATING AND COST DATA FOR PGM MINE PRODUCTION
Consolidated:
Ounces produced
Palladium	106.9	99.0	318.4	300.5
Platinum	31.9	29.1	94.8	87.9
Total	138.8	128.1	413.2	388.4
Tons milled	321.9	299.5	963.0	906.9
Mill head grade (ounce per ton)	0.46	0.45	0.46	0.45
Sub-grade tons milled (1)	23.9	33.6	66.6	88.5
Sub-grade tons mill head grade (ounce per ton)	0.15	0.14	0.15	0.15
Total tons milled(1)	345.8	333.1	1,029.6	995.4
Combined mill head grade (ounce per ton)	0.44	0.42	0.44	0.43
Total mill recovery (%)	92	92	92	92
Total mine concentrate shipped (tons) (3)	8,107	7,716	24,169	23,738
Platinum grade in concentrate (ounce per ton) (3)	4.19	3.93	4.19	3.89
Palladium grade in concentrate (ounce per ton) (3)	13.61	13.18	13.60	13.05
Costs of metals sold per PGM mined ounce	$498	$588	$503	$593
Total combined cash costs per ounce - net of credits (Non-GAAP) (2)	$434	$465	$433	$511
Total combined cash costs per ore ton milled - net of credits (Non-GAAP) (2)	$174	$179	$174	$199
Stillwater Mine:
Ounces produced
Palladium	64.3	59.3	189.9	183.0
Platinum	19.7	17.7	58.1	54.5
Total	84.0	77.0	248.0	237.5
Tons milled	165.1	159.8	507.0	499.7
Mill head grade (ounce per ton)	0.54	0.50	0.52	0.49
Sub-grade tons milled (1)	9.2	22.1	26.0	57.1
Sub-grade tons mill head grade (ounce per ton)	0.22	0.16	0.23	0.18
Total tons milled (1)	174.3	181.9	533.0	556.8
Combined mill head grade (ounce per ton)	0.52	0.46	0.50	0.46
Total mill recovery (%)	93	92	93	93
Total mine concentrate shipped (tons) (3)	4,323	3,858	12,775	12,563
Platinum grade in concentrate (ounce per ton) (3)	5.03	4.91	5.04	4.68
Palladium grade in concentrate (ounce per ton) (3)	15.59	16.00	15.60	15.23
Costs of metals sold per PGM mined ounce	$468	$559	$478	$572
Total cash costs per PGM mined ounce - net of credits (Non-GAAP) (2)	$434	$441	$428	$507
Total cash costs per ore ton milled - net of credits (Non-GAAP) (2)	$209	$187	$199	$216

Stillwater Mining Company
Key Operating Factors (Continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except where noted)	2016	2015	2016	2015
OPERATING AND COST DATA FOR PGM MINE PRODUCTION (Continued)
East Boulder Mine:
Ounces produced
Palladium	42.6	39.7	128.5	117.5
Platinum	12.2	11.4	36.7	33.4
Total	54.8	51.1	165.2	150.9
Tons milled	156.8	139.7	456.0	407.2
Mill head grade (ounce per ton)	0.38	0.40	0.39	0.40
Sub-grade tons milled (1)	14.7	11.5	40.7	31.4
Sub-grade tons mill head grade (ounce per ton)	0.10	0.10	0.10	0.10
Total tons milled (1)	171.5	151.2	496.7	438.6
Combined mill head grade (ounce per ton)	0.36	0.38	0.37	0.38
Total mill recovery (%)	90	91	90	91
Total mine concentrate shipped (tons) (3)	3,784	3,858	11,394	11,175
Platinum grade in concentrate (ounce per ton) (3)	3.23	2.96	3.24	3.01
Palladium grade in concentrate (ounce per ton) (3)	11.35	10.36	11.36	10.59
Costs of metals sold per PGM mined ounce	$544	$635	$542	$630
Total cash costs per PGM mined ounce - net of credits (Non-GAAP) (2)	$433	$500	$441	$517
Total cash costs per ore ton milled - net of credits (Non-GAAP) (2)	$138	$169	$147	$178

(1) Sub-grade tons milled includes reef waste material only. Reef waste material is PGM-bearing mined material below the cutoff grade for proven and probable reserves but with sufficient economic value to justify processing it through the concentrator along with the mined ore. Total tons milled includes ore tons and sub-grade tons only. See “Proven and Probable Ore Reserves – Discussion” in the Company’s 2015 Annual Report on Form 10-K for further information.
(2) Total cash costs include total operating costs plus royalties, insurance and taxes other than income taxes. Total cash costs per PGM mined ounce, net of credits is a non-GAAP financial measure that management uses to monitor and evaluate the efficiency of its mining operations. This measure of cost is not defined under U.S. Generally Accepted Accounting Principles (GAAP). Please see Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures and the accompanying discussion for additional detail.
(3) The concentrate tonnage and grade values are inclusive of periodic re-processing of smelter slag and internal furnace brick PGM bearing materials.

Stillwater Mining Company
Key Operating Factors (Continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except for average prices)	2016	2015	2016	2015
SALES AND PRICE DATA
Ounces sold
PGM Mine Production:
Palladium (oz.)	103.6	91.7	325.2	302.1
Platinum (oz.)	28.2	25.6	89.5	84.9
Total	131.8	117.3	414.7	387.0
PGM Recycling: (1)
Palladium (oz.)	69.2	53.2	160.4	136.9
Platinum (oz.)	40.6	29.6	87.5	78.1
Rhodium (oz.)	7.8	6.0	18.3	16.5
Total	117.6	88.8	266.2	231.5
By-products from Mine Production: (2)
Rhodium (oz.)	0.9	0.8	2.5	2.7
Gold (oz.)	2.6	2.5	8.1	7.9
Silver (oz.)	2.0	1.7	5.0	5.0
Copper (lb.)	262.3	221.0	830.3	744.1
Nickel (lb.)	387.8	342.0	1,184.9	1,130.5
Average realized price per ounce (3)
PGM Mine Production:
Palladium ($/oz.)	$679	$611	$591	$723
Platinum ($/oz.)	$1,076	$987	$1,001	$1,107
Combined ($/oz.) (5)	$764	$693	$679	$807
PGM Recycling: (1)
Palladium ($/oz.)	$587	$737	$569	$771
Platinum ($/oz.)	$1,019	$1,111	$967	$1,181
Rhodium ($/oz.)	$671	$1,027	$680	$1,130
Combined ($/oz.) (5)	$742	$881	$708	$935
By-products from Mine Production: (2)
Rhodium ($/oz.)	$648	$808	$669	$1,020
Gold ($/oz.)	$1,328	$1,136	$1,261	$1,181
Silver ($/oz.)	$19	$15	$17	$16
Copper ($/lb.)	$1.95	$2.20	$1.93	$2.42
Nickel ($/lb.)	$3.86	$2.92	$3.23	$4.20
Average market price per ounce (4)
Palladium ($/oz.)	$677	$617	$591	$719
Platinum ($/oz.)	$1,085	$987	$1,003	$1,100
Combined ($/oz.) (5)	$764	$698	$679	$802

(1) Ounces sold and average realized price per ounce from PGM Recycling relate to ounces produced from processing of spent catalyst from catalytic converters and other industrial sources.
(2) By-product metals sold reflect net values of realized prices (discounted due to product form) per unit sold.
(3) The Company’s average realized price represents revenues, hedging gains and losses realized on commodity instruments and agreement discounts, divided by ounces sold.
(4) The average market price represents the average London market for the actual months of the period.
(5) The Company reports a combined average realized and market price of palladium and platinum at the same ratio as ounces that are produced from the base metal refinery.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

The Company utilizes certain non-GAAP financial measures as indicators in assessing the performance of its mining and processing operations during any period. Because of the processing time required to complete the extraction of finished PGM products, there are typically lags of one to three months between ore production and sale of the finished product. Costs of metals sold - Mine Production, the Company's most directly comparable GAAP financial measure, in any period includes some portion of material mined and processed from prior periods as the process is completed. Consequently, while costs of metals sold - Mine Production (a GAAP measure included in the Company’s Consolidated Statements of Comprehensive Income (Loss)) appropriately reflects the expense associated with the materials sold in any period, the Company has developed certain non-GAAP financial measures to assess the costs associated with its producing and processing activities in a particular period and to compare those costs between periods.

While the Company believes that these non-GAAP financial measures may also be of value to outside readers, both as general indicators of the Company’s mining efficiency from period to period and as insight into how the Company internally measures its operating performance, these non-GAAP financial measures are not standardized across the mining industry and in most cases will not be directly comparable to similar measures that may be provided by other companies. These non-GAAP financial measures are only useful as indicators of relative operational performance in any period, and because they do not take into account the inventory timing differences that are included in costs of metals sold - Mine Production, they cannot meaningfully be used to develop measures of earnings or profitability. A reconciliation of these measures to costs of metals sold - Mine Production, the most directly comparable GAAP financial measure, for each period shown is provided as part of the following tables, and a description of each non-GAAP financial measure is provided below.

Costs of Metals Sold - Mine Production: For the Company as a whole, this measure is equal to total costs of metals sold - Mine Production, as reported in the Company's Consolidated Statements of Comprehensive Income (Loss). For the Stillwater Mine and the East Boulder Mine, the Company segregates the expenses within total costs of metals sold - Mine Production that are directly associated with each of these activities and then allocates the remaining facility costs included in total cost of revenues in proportion to the monthly volumes from each activity. The resulting total costs of metals sold - Mine Production measures for the Stillwater Mine, and the East Boulder Mine are equal, in the aggregate, to total consolidated costs of metals sold - Mine Production as reported in the Company’s Consolidated Statements of Comprehensive Income (Loss).

When divided by the total PGM mined ounces sold in the respective period, Costs of metals sold - Mine Production, measured for each mine or combined, provides an indication of the level of combined cash costs incurred per PGM mined ounce sold in that period. Consequently, Total Combined Cash Costs per PGM mined ounce sold (Non-GAAP) is a general measure of operating efficiency, and is affected both by the level of Total Combined Cash Costs (Non-GAAP) and by the total of PGM mined ounces sold.

Total Combined Cash Costs (Non-GAAP): This non-GAAP financial measure is calculated as total costs of metals sold - Mine Production adjusted for the change in mined inventories to calculate Total Combined Cash Costs before by-product and recycling income credits, (Non-GAAP). From this calculation, the Company deducts by-product and recycling income credits to arrive at Total Combined Cash Costs, net of by-product and recycling income credits. Total Combined Cash Costs is a measure of extraction efficiency. The Company uses this measure as a comparative indication of the cash costs related to production and processing in its mining operations in any period. When divided by PGM ounces produced in the respective period, Total Combined Cash Costs, net of by-products and recycling income credits (Non-GAAP), measured for each mine or combined, provides an indication of the level of combined cash costs incurred per PGM ounce produced in that period.

When divided by the total ore tons milled in the respective period, Total Combined Cash Costs per PGM mined ounce, net of by-product and recycling income credits (Non-GAAP), measured for each mine or combined, provides an indication of the level of combined cash costs incurred per ton milled in that period. Because of variability of ore grade in the Company’s mining operations, production efficiency underground is frequently measured against ore tons produced rather than contained PGM ounces. Because ore tons are first weighed as they are fed into the mill, mill feed is the first point at which production tons are measured precisely. Consequently, Total Combined Cash Costs per Ore Ton Milled (Non-GAAP) is a general measure of production efficiency, and is affected both by the level of Total Combined Cash Costs (Non-GAAP) and by the volume of tons produced and fed to the mill.

With respect to 2016 guidance regarding Total Cash Costs per PGM Mined Ounce (net of by-product and recycling credits) and AISC per PGM Mined Ounce, the Company cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort. However, the Company would expect to calculate these non-GAAP measures in the same manner they were calculated in the reconciliations included in this press release.

Stillwater Mining Company
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per ounce and per ton data)	2016	2015	2016	2015
Consolidated:

Costs of metals sold - Mine Production	$65,580	$69,004	$208,612	$229,676
Change in mined inventories (palladium and platinum)	4,652	(1,256)	(3,568)	(5,261)
Total combined cash costs, before by-product and recycling credits (Non-GAAP)	$70,232	$67,748	$205,044	$224,415
By-product revenue credit	(6,116)	(5,004)	(17,378)	(18,663)
PGM Recycling income credit	(3,876)	(3,261)	(8,611)	(7,424)
Total combined cash costs, net of by-product and recycling credits (Non-GAAP)	$60,240	$59,483	$179,055	$198,328

PGM mined ounces sold	131.8	117.3	414.7	387.0
Costs of metals sold per PGM mined ounce	$498	$588	$503	$593

PGM mined ounces produced	138.8	128.1	413.2	388.4

Total combined cash costs per PGM mined ounce, before by-product and recycling credits (Non-GAAP)	$506	$529	$496	$578
By-product credit per mined ounce	(44)	(39)	(42)	(48)
Recycling income credit per mined ounce	(28)	(25)	(21)	(19)
Total combined cash costs PGM per mined ounce, net of by-product and recycling credits (Non-GAAP)	$434	$465	$433	$511

Ore tons milled	345.8	333.1	1,029.6	995.4

Total combined cash costs per ore ton milled, before by-product and recycling credits (Non-GAAP)	$203	$204	$199	$225
By-product credit per ore ton milled	(18)	(15)	(17)	(19)
Recycling income credit per ore ton milled	(11)	(10)	(8)	(7)
Total combined cash costs per ore ton milled, net of by-product and recycling credits (Non-GAAP)	$174	$179	$174	$199

Stillwater Mining Company
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per ounce and per ton data)	2016	2015	2016	2015
Stillwater Mine:

Costs of metals sold - Mine Production	$37,943	$40,290	$122,002	$140,053
Change in mined inventories (palladium and platinum)	4,057	(1,770)	(1,608)	(5,068)
Total cash costs, before by-product and recycling credits (Non-GAAP)	$42,000	$38,520	$120,394	$134,985
By-product revenue credit	(3,166)	(2,599)	(9,054)	(10,131)
PGM Recycling income credit	(2,342)	(1,939)	(5,160)	(4,479)
Total cash costs, net of by-product and recycling credits (Non-GAAP)	$36,492	$33,982	$106,180	$120,375

PGM mined ounces sold	81.1	72.1	255.0	244.8
Costs of metals sold per PGM mined ounce	$468	$559	$478	$572

PGM mined ounces produced	84.0	77.0	248.0	237.5

Total cash costs per PGM mined ounce, before by-product and recycling credits (Non-GAAP)	$500	$500	$486	$569
By-product credit per mined ounce	(38)	(34)	(37)	(43)
Recycling income credit per mined ounce	(28)	(25)	(21)	(19)
Total cash costs per PGM mined ounce, net of by-product and recycling credits (Non-GAAP)	$434	$441	$428	$507

Ore tons milled	174.3	181.9	533.0	556.8

Total cash costs per ore ton milled, before by-product and recycling credits (Non-GAAP)	$240	$212	$226	$242
By-product credit per ore ton milled	(18)	(14)	(17)	(18)
Recycling income credit per ore ton milled	(13)	(11)	(10)	(8)
Total cash costs per ore ton milled, net of by-product and recycling credits (Non-GAAP)	$209	$187	$199	$216

Stillwater Mining Company
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per ounce and per ton data)	2016	2015	2016	2015
East Boulder Mine:

Costs of metals sold - Mine Production	$27,637	$28,714	$86,610	$89,623
Change in mined inventories (palladium and platinum)	595	514	(1,960)	(193)
Total cash costs, before by-product and recycling credits (Non-GAAP)	$28,232	$29,228	$84,650	$89,430
By-product revenue credit	(2,950)	(2,405)	(8,324)	(8,532)
PGM Recycling income credit	(1,534)	(1,322)	(3,451)	(2,945)
Total cash costs, net of by-product and recycling credits (Non-GAAP)	$23,748	$25,501	$72,875	$77,953

PGM mined ounces sold	50.8	45.2	159.7	142.2
Costs of metals sold per PGM mined ounce	$544	$635	$542	$630

PGM mined ounces produced	54.8	51.1	165.2	150.9

Total cash costs per PGM mined ounce, before by-product and recycling credits (Non-GAAP)	$515	$573	$512	$594
By-product credit per mined ounce	(54)	(47)	(50)	(57)
Recycling income credit per mined ounce	(28)	(26)	(21)	(20)
Total cash cost, per PGM mined ounce, net of by-product and recycling credits (Non-GAAP)	$433	$500	$441	$517

Ore tons milled	171.5	151.2	496.7	438.6

Total cash costs per ore ton milled, before by-product and recycling credits (Non-GAAP)	$164	$194	$171	$204
By-product credit per ore ton milled	(17)	(16)	(17)	(19)
Recycling income credit per ore ton milled	(9)	(9)	(7)	(7)
Total cash costs per ore ton milled, net of by-product and recycling credits (Non-GAAP)	$138	$169	$147	$178

Stillwater Mining Company
All-In Sustaining Costs (a Non-GAAP Financial Measure)
(Unaudited)

All-In Sustaining Costs (Non-GAAP): This non-GAAP financial measure is used as an indicator from period to period of the level of total cash required by the Company to maintain and operate the existing mines, including corporate administrative costs and replacement capital. The measure is calculated beginning with Costs of metal sold - Mine Production, the Company's most directly comparable GAAP financial measure and adding to it the change in mined inventories, and adjusting for the by-product and recycling income credits, domestic corporate general and administrative costs (excluding any depreciation and general and administrative costs of foreign subsidiaries) and that portion of total capital expenditures associated with sustaining the current level of mining operations. Capital expenditures, however, for Blitz and certain other one-time projects are not included in the calculation.

When divided by the total recoverable PGM mined ounces produced in the respective period, All-In Sustaining Costs per PGM Mined Ounce Produced (Non-GAAP) provides an indication of the level of total cash required to maintain and operate the mines per PGM ounce produced in the period. Recoverable PGM ounces from production are an indication of the amount of PGM product extracted through mining in any period. Because the objective of PGM mining activity is to extract PGM material, the all-in cash costs per PGM mined ounce to produce PGM material, administer the business and sustain the operating capacity of the mines is a useful measure for comparing overall extraction efficiency between periods. This measure is affected by the total level of spending in the period and by the grade and volume of mined ore produced.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except $/oz.)	2016	2015	2016	2015
All-In Sustaining Costs
Costs of metals sold - Mine Production	$65,580	$69,004	$208,612	$229,676
Change in mined inventories (palladium and platinum)	4,652	(1,256)	(3,568)	(5,261)
Total combined cash costs, before by-product and recycling credits (Non-GAAP)	$70,232	$67,748	$205,044	$224,415
By-product revenue credit	(6,116)	(5,004)	(17,378)	(18,663)
PGM Recycling income credit	(3,876)	(3,261)	(8,611)	(7,424)
Total combined cash costs, net of by-product and recycling credits (Non-GAAP)	$60,240	$59,483	$179,055	$198,328
PGM Recycling income credit	3,876	3,261	8,611	7,424
Total combined cash costs, net of by-product credit (Non-GAAP)	$64,116	$62,744	$187,666	$205,752

Consolidated corporate general and administrative costs	$8,692	$8,911	$25,300	$27,652
Corporate depreciation included in consolidated corporate general and administrative costs	(93)	(125)	(303)	(377)
General and administrative costs - foreign subsidiaries	(585)	(375)	(1,607)	(1,244)
Total general and administrative costs	$8,014	$8,411	$23,390	$26,031

Total capitalized costs	$26,730	$27,142	$72,495	$88,319
Capital associated with expansion	(12,198)	(11,610)	(31,909)	(31,953)
Total Capital incurred to sustain existing operations	$14,532	$15,532	$40,586	$56,366

All-In Sustaining Costs (Non-GAAP)	$86,662	$86,687	$251,642	$288,149

PGM mined ounces sold	131.8	117.3	414.7	387.0
PGM mined ounces produced	138.8	128.1	413.2	388.4

Costs of metals sold per PGM mined ounce	$498	$588	$503	$593
All-In Sustaining Costs per PGM Mined Ounce Produced (Non-GAAP)	$624	$677	$609	$742

Stillwater Mining Company
Reconciliation of Total Cash Costs Guidance and AISC Guidance
(Non-GAAP Financial Measures)
(Unaudited)

A reconciliation of the 2016 Total Cash Costs Guidance and the 2016 AISC Guidance is provided below. The estimates in the table below are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Please refer to: Cautionary Note Concerning Forward-Looking Statements, for additional information.

	Reconciliation	Guidance Range
Costs of metals sold - Mined Production (000's)	$279,125
PGM mined ounces sold	550,000	545,000	555,000
Costs of metals sold per PGM mined ounce	$508	$495	$520

Costs of metals sold - Mined Production (000's)	$279,063
Inventory change (000's)	(10,000)
Total combined cash costs, before by-product credits and recycling credits (000's)	$269,063
PGM mined ounces	540,000	535,000	545,000
Total combined cash costs per PGM mined ounce, before by-product credits and recycling credits	$498

By-product revenue credit (000's)	$24,000
PGM Recycling income credit (000's)	11,000
Total cash costs, net of by-product and recycling credits (000's)	$234,063

Total cash costs per PGM mined ounce, net of by-product and recycling credits	$433	$430	$455

Total cash costs, net of by-product and recycling credits (000's)	$234,063
PGM Recycling income credit (000's)	11,000
General and administrative (000's)	35,000	30,000	40,000
Sustaining capital expenditures (000's)	55,000	50,000	60,000
All-in sustaining costs (000's)	$335,063
All-in sustaining costs per PGM mined ounce produced	$620	$595	$635

Stillwater Mining Company
Underlying Earnings (Loss)
(Non-GAAP Financial Measure)
(Unaudited)

Underlying Earnings (Loss) (Non-GAAP): This non-GAAP financial measure is considered by the Company to be reflective of the actual income / loss position. This non-GAAP financial measure provides to investors and analysts the ability to understand the results of the continuing operations of the Company relating to the production, processing and sale of PGMs, by excluding certain items that have a disproportionate impact on the results for the reported periods. The measure is calculated beginning with Net income (loss) attributable to common stockholders and adding back impairment charges, one-time event charges and charges infrequent to the Company's continuing operations and the income tax effect of such adjustments. Net loss attributable to noncontrolling interest has been adjusted for the noncontrolling interest's ownership percentage of any applicable impairment charges to which the noncontrolling interest has an ownership. The Company's determination of the components of Underlying earnings (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts.

Net income (loss) attributable to common stockholders is reconciled to Adjusted net income (loss) attributable to common stockholders and Underlying earnings (loss) as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$12,599	$(11,878)	$3,452	$(16,352)
Impairment of property, plant and equipment and non-producing mineral properties	—	—	—	46,772
Income tax effect of adjustment	—	—	—	(997)
Reorganization, net of tax	—	1,078	—	1,078
Loss on extinguishment of debt, net of tax	—	2,606	—	2,606
Adjusted net income (loss) attributable to common stockholders (Non-GAAP)	$12,599	$(8,194)	$3,452	$33,107
Impairment loss attributable to noncontrolling interest	—	151	—	11,808
Underlying earnings (loss) (Non-GAAP)	$12,599	$(8,043)	$3,452	$44,915

INVESTOR CONTACT:
Mike Beckstead
(720) 502-7671
investor-relations@stillwatermining.com